Exhibit 99.1

FOR IMMEDIATE RELEASE

Tivic Health Systems Rebrands as Valion Bio, Reflecting Completed Transformation into a Late-Stage Biopharmaceutical Company with Government-Backed Asset and Potential Multiple Revenue Stream Model

Ticker Symbol to Change from TIVC to VBIO Effective April 28, 2026; Company Advancing Entolimod™ Toward BARDA Funding and Strategic National Stockpile Procurement While Velocity Bioworks CDMO Builds Independent Revenue Base

SAN ANTONIO, April 23, 2026 /PRNewswire/ — Tivic Health Systems, Inc. (Nasdaq: TIVC) today announced it is changing its corporate name to Valion Bio, Inc. and its Nasdaq ticker symbol from TIVC to VBIO, effective at market open on Tuesday, April 28, 2026. The CUSIP number for the company’s common stock will remain unchanged.

The rebrand is not merely cosmetic. It reflects the completion of a fundamental strategic transformation — the deliberate unwinding of a consumer medical device business and its replacement with a focused late-stage biopharmaceutical platform anchored by a government-priority asset with over 15 years and more than $140 million in cumulative development investment, and supported by a wholly owned biomanufacturing subsidiary.

A Differentiated Asset at the Intersection of National Preparedness and Oncology

Valion Bio’s lead drug candidate, Entolimod™, is a novel Toll-like receptor 5 (TLR5) agonist with a differentiated, dual-utility profile. As a medical countermeasure for Acute Radiation Syndrome (ARS), Entolimod has received FDA Fast Track and Orphan Drug designations and is being advanced under the FDA’s Animal Rule pathway — a regulatory framework that enables approval based on animal efficacy data when human trials are not feasible or ethical, substantially reducing clinical execution risk. The company is actively engaged with BARDA, DTRA, NIAID, and allied government agencies regarding Entolimod’s inclusion in the U.S. Strategic National Stockpile (SNS), where a procurement contract — if secured — would represent a non-dilutive, potentially nine-figure revenue event.

Critically, Entolimod’s mechanism — cytoprotection of bone marrow and gastrointestinal epithelial tissue through NF-κB signaling — positions it for parallel development in oncology supportive care. The global neutropenia treatment market exceeds $22 billion and is projected to approach $30 billion by the early 2030s. Valion Bio is targeting physician-sponsored clinical trials in chemotherapy-induced neutropenia in 2026, with Phase IIb readiness as the objective. Entolasta™, a next-generation TLR5 agonist, provides additional pipeline depth and intellectual property extension across both indications.

“The Valion Bio name reflects the company we have become. We have a late-stage asset with validated biology, regulatory designations, a clear government procurement pathway, and a world-class manufacturing operation under one roof. This is a different company than the one that existed 18 months ago — and the new name should make that unmistakable to every investor, partner, and government stakeholder we engage.”

— Michael K. Handley, Chief Executive Officer, Valion Bio

Handley, who previously served as CEO of Statera Biopharma, where he led the advancement of Entolimod, brings direct institutional knowledge of the asset, its regulatory history, and its government agency relationships. His appointment as CEO of Valion Bio in March 2026 consolidated scientific, commercial, and operational leadership of the program under a single decision-maker with a proven track record in biologic drug development at scale.

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Velocity Bioworks: Manufacturing as a Strategic and Financial Asset

Valion Bio’s wholly owned CDMO subsidiary, Velocity Bioworks, was acquired in December 2025 for approximately $16.3 million and represents a core pillar of the company’s strategy — not a peripheral asset. Velocity Bioworks provides the company with domestic, controlled manufacturing capability for Entolimod, enabling supply chain security that is increasingly a prerequisite for government procurement partnerships. The subsidiary also recently completed a 200-fold manufacturing scale-up of Entolimod using 50-liter fermentation — on time, within budget, and meeting all purity and potency specifications.

Beyond its internal role, Velocity Bioworks operates as a standalone CDMO with the ability to serve third-party early-stage biotech clients, targeting the historically underserved Phase I and Phase II biologics manufacturing gap. At full utilization, management believes Velocity Bioworks has the potential to evolve into a self-sustaining, cash flow-positive operation — providing the company a path to non-dilutive commercial revenue independent of the drug development timeline.

Strategic Positioning and Macro Tailwinds

Valion Bio is deliberately headquartered in San Antonio, Texas — proximity to the DoD biodefense ecosystem, including Brooke Army Medical Center, is not coincidental. The company’s ARS countermeasure program sits at the intersection of several converging macro forces: a renewed federal focus on domestic biomanufacturing, accelerating global demand for national preparedness infrastructure following heightened nuclear threat awareness, and a bipartisan mandate to rebuild and modernize the Strategic National Stockpile. Allied government agencies are independently evaluating Entolimod for their own national stockpiling programs, creating a potential multi-jurisdictional procurement opportunity.

About Valion Bio (Tivic Health Systems, Inc.)

Valion Bio is a late-stage biopharmaceutical company developing biologics that activate innate immune pathways for cytoprotection and immune modulation. The company’s lead candidate, Entolimod™, is a TLR5 agonist with over 15 years of development history, FDA Fast Track and Orphan Drug designations, and active engagement with U.S. government agencies for potential Strategic National Stockpile inclusion. The company also advances Entolasta™, a next-generation TLR5 agonist, and targets the neutropenia oncology supportive care market. Velocity Bioworks, Valion Bio’s wholly owned CDMO subsidiary, supports internal manufacturing and services third-party biotech clients. For more information, visit https://ir.tivichealth.com

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim, “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Valion Bio, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including as a result of the company’s interactions with and guidance from the FDA and other regulatory authorities; the continued interest of BARDA and other U.S. government agencies in Entolimod™; the ability of the company to achieve the expected benefits from the acquisition of development and manufacturing assets within expected time frames or at all; changes to the company’s relationship with its partners; failure to obtain FDA or similar clearances or approvals and noncompliance with FDA or similar regulations, including related to the Animal Rule; the company’s future development of Entolimod or Entolasta; changes to the company’s business strategy; timing and success of pre-clinical and clinical trials and study results; regulatory requirements and pathways for approval; the company’s ability to successfully commercialize its product candidates in the future; changes in the markets and industries in which the company does business; consummation of any strategic transactions; the company’s need for, and ability to secure when needed, additional working capital; the company’s ability to maintain its Nasdaq listing; and changes in tariffs, inflation, legal, regulatory, political and economic risks. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of risks and uncertainties relevant to the company, and other important factors, see Valion Bio’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026, under the heading “Risk Factors”, as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and the company undertakes no duty to update such information except as required by applicable law.

Investor Contact

ir@tivichealth.com

SOURCE: Valion Bio, Inc.

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